U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(c) of the
                         Securities Exchange Act of 1934


                                 October 18, 2001
                                 ----------------
                Date of Report (Date of earliest event reported)


             Pelican Properties International Corp. and Subsidiaries
             -------------------------------------------------------
              (Exact name of small business issuer in its charter)

                          Commission File No. 0-023075

            Florida                                    65-0616879
            -------                                    ----------
(State or other Jurisdiction of           (IRS Employer Identification No.)
Incorporation or Organization)

             2 Fenwick Road, Suite 100, Fort Monroe, Virginia 23651
             ------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


                                 (757) 224-5234
                                 --------------
                           (Issuer's Telephone Number)

Item 4.  Changes in Registrant's Certifying Accountant.

(a) Moore Stephens Lovelace, P.A. ("Moore Stephens"), which was previously engaged as the independent accountants to audit the financial statements of Pelican Properties International Corp. and Subsidiaries (the "Company") was dismissed on October 18, 2001. On that same date, the Company selected Dowell & Perez, P.A. as its independent accountants as of and for the year ended December 31, 2001. The following information is set forth pursuant to Reg. Sec. 229.304 of Regulation S-K of the Securities Act of 1933 (the "Act"):

         (i.)     Moore Stephens was dismissed on OCtober 18, 2001.

         (ii.) Moore Stephens report on the consolidated financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion but their report on the Company's financial statements for the year ended December 31, 2000 was qualified with respect to the Company's ability to continue as a going concern.

         (iii.) The decision to change accountants was approved by the audit committee of the board of directors on October 16, 2001.

         (iv.) During the two most recent year ends and each subsequent interim period preceding thru the date of dismissal, there have been no disagreements with Moore Stephens on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         (v.) The Company has provided Moore Stephens with a copy of this disclosure and Moore Stephens letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements is attached as Exhibit 16.1 to this Form 8-K.

Item 7.  Financial statements and exhibits.

         Exhibits

         16.1     Letter of Moore Stephens Lovelace, P.A.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                        Pelican Properties International Corp. and Subsidiaries


Dated:  October 18, 2001           By: /s/ Nathan Roesing
                                   --------------------------------
                                           Nathan Roesing
                                        Chief Operating Officer